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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM 8-K

                                ----------------

                                 CURRENT REPORT

                                ----------------

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



          DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) MAY 15, 1998

                                ----------------

                        OCCIDENTAL PETROLEUM CORPORATION
             (Exact name of registrant as specified in its charter)

                                ----------------

          DELAWARE                    1-9210                   95-4035997
 (State or other jurisdiction       (Commission             (I.R.S. Employer
      of incorporation)             File Number)           Identification No.)



           10889 WILSHIRE BOULEVARD
            LOS ANGELES, CALIFORNIA                       90024
         (Address of principal executive                (Zip Code)
                 offices)





              Registrant's telephone number, including area code:
                                 (310) 208-8800



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

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

     Acquisition of Equity Interest in Equistar Chemicals, LP. As previously disclosed, on May 15, 1998, Lyondell Petrochemical Company ("Lyondell"), Millennium Chemicals Inc. ("Millennium"), Occidental Petroleum Corporation ("Occidental") and Equistar Chemicals, LP, a Delaware limited partnership ("Equistar"), consummated a series of transactions to expand Equistar through the addition of certain Occidental petrochemical assets, including interest in five olefins and derivatives plants and a related pipeline corridor (collectively, "Occidental's Petrochemicals Business"). Equistar, which was formed December 1, 1997, initially comprised the olefins and polymers businesses of Lyondell and Millennium.

     In exchange for the contribution of Occidental's Petrochemicals Business, two subsidiaries of Occidental were admitted as limited partners and a third subsidiary was admitted as a general partner in Equistar for an aggregate partnership interest of 29.5 percent (the "Equistar Interest"). With the completion of the transaction, Lyondell holds a 41 percent ownership interest in Equistar and Millennium and Occidental each hold a 29.5 percent ownership interest through their respective subsidiaries. In addition, Equistar assumed approximately $205 million of Occidental indebtedness and Equistar issued a promissory note to an Occidental subsidiary for approximately $420 million. The note, together with accrued interest thereon, was repaid with proceeds of a financing consummated by Equistar on June 19, 1998.

     In connection with these transactions, Equistar and Occidental also entered into a long-term agreement for Equistar to supply the ethylene requirements for certain U.S. facilities of Occidental Chemical Corporation and its affiliates.

     Occidental's pro forma results of operations for the three months ended March 31, 1998 included in Item 7 in this report do not reflect pretax gains of $95 million recognized from the sale of an oil field development in Venezuela and certain Oklahoma oil and gas properties.


ITEM 5. OTHER EVENTS

RECENT DEVELOPMENTS

     Although the principal purpose of this report is to complete Occidental's filing obligations with respect to the acquisition of the Equistar Interest, Occidental hereby provides disclosure of certain other recent transactions which may materially impact Occidental's financial statements. Accordingly, set forth below is disclosure regarding significant recent developments which will facilitate the understanding of the presentation in the pro forma financial statements.

     Acquisition of Elk Hills Naval Petroleum Reserve. On February 5, 1998, Occidental acquired the U.S. government's approximate 78 percent interest (the "Elk Hills Interest") in the Elk Hills Naval Petroleum Reserve oil and gas fields (the "Elk Hills Field") for approximately $3.5 billion, as the successful bidder in a competitive auction of the assets. Upon completion of the acquisition, Occidental became the operator of the Elk Hills Field. Chevron remains the other unit interest holder.

     The acquisition of the Elk Hills Interest was funded using a portion of the proceeds from the divestiture of Occidental's wholly-owned subsidiary, MidCon Corp. ("MidCon"), as described below, together with the proceeds of commercial paper borrowings. The commercial paper will eventually be repaid from the proceeds of sales of other nonstrategic assets or the issuance of other debt securities.


Sale of MidCon

     Prior to the purchase of the Elk Hills Interest, Occidental sold all of the common stock of MidCon, through which it engaged in interstate and intrastate natural gas transmission and marketing. The sale of MidCon to KN Energy, Inc. closed effective January 31, 1998, for net proceeds to Occidental of approximately $3.1 billion after certain expenses. As a result of this transaction, Occidental classified MidCon and its subsidiaries as a discontinued operation and recorded in the fourth quarter of 1997 an estimated after-tax charge against earnings of approximately $750 million. The closing of the sale of

MidCon is included in the historical statement of financial position included in the pro forma statement of financial position set forth below in Item 7 of this report.

Asset Sales and Redeployment Program

     Occidental has undertaken the asset sales described below as part of a larger $4.7 billion asset redeployment program. These asset sales are part of Occidental's program to sell certain nonstrategic assets in order to: (i) improve average return on assets, (ii) repay debt incurred in connection with the acquisition of the Elk Hills Interest, and (iii) fund Occidental's stock repurchase program described below in this report. As a result of these nonstrategic asset sales and the acquisition of the Elk Hills Interest, it is expected that the oil and gas production of Occidental in the United States will increase significantly. Estimated average 1997 production attributable to the nonstrategic assets sold and described below was approximately 44,000 barrels of oil per day and 221 million cubic feet ("MMcf") of gas per day.

     In February 1998, Occidental sold its entire interest in an oil field development project in Venezuela to Union Texas Petroleum for approximately $205 million in cash plus contingent payments of up to $90 million over six years (not to exceed $15 million in any one year) based on future oil prices. In March 1998, Occidental sold certain Oklahoma oil and gas properties to Anadarko Petroleum Corporation for approximately $120 million. Occidental recorded pretax gains on the two dispositions of approximately $95 million in the first quarter of 1998. In April 1998, Occidental sold certain oil and gas properties in Texas for approximately $68 million. Also in April 1998, Occidental sold the stock of its MC Panhandle subsidiary, which owns certain natural gas interests in the West Panhandle field in Texas, to Chesapeake Energy Corporation for approximately $106 million and sold certain onshore properties in Louisiana and Mississippi to Petro-Hunt L.L.C. for approximately $190 million. In May 1998, Occidental sold certain oil properties in Kansas and Colorado to Murfin-Vess Partners for approximately $71 million and certain gas properties in Kansas and Oklahoma to Oneok Resources Company for approximately $126 million. Occidental expects to record pretax gains on these five dispositions and other smaller packages of asset sales, not included in the pro forma information in Item 7 below, of approximately $290 million in the second quarter of 1998. In July 1998, Occidental sold the stock of Occidental Netherlands, Inc. (its Dutch North Sea holdings) to a subsidiary of TransCanada Pipelines Limited for approximately $275 million, in cash and the assumption of debt, plus future contingent payments. Occidental expects to record a pretax gain on the disposition of approximately $145 million in the third quarter of 1998. The pro forma information set forth below in Item 7 reflects the effects of these transactions. Other smaller packages of asset sales that have closed or are pending have not been included in the pro forma information in Item 7 below.

Preferred Stock Conversion

     In February 1998, Occidental called for redemption of all 15,106,444 outstanding shares of its $3.875 voting and nonvoting Cumulative Convertible Preferred Stock (the "Preferred Shares") on March 6, 1998, and March 13, 1998, respectively. All the Preferred Shares were converted into approximately 33 million shares of common stock prior to the respective redemption dates. Since dividends on the Preferred Shares were approximately $58 million per annum, the conversion results in annual dividend savings to Occidental of approximately $25 million, assuming annual dividends of $1 per share on Occidental's common stock. The effect of such conversion is reflected in the earnings per share computation included in the pro forma results of operations set forth below in Item 7 of this report.

Common Stock Repurchase Program

     In October 1997, Occidental began a program to repurchase up to 40 million shares of its common stock for approximately $1 billion. The repurchases are made in the open market or in privately negotiated transactions at the discretion of Occidental's management, depending upon financial and market conditions or as otherwise provided by the Securities and Exchange Commission and New York Stock Exchange rules and regulations. Since the commencement of the program in October 1997, approximately 30.9 million shares have been repurchased, of which 27 million have been repurchased in 1998, taking into account purchases settled through July 15. The current program is expected to be completed in 1998. The effect of subsequent stock repurchases have not been included in the pro forma information in Item 7 below.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (a) Financial statements of business acquired.

          1. Lyondell Contributed Business Audited Financial Statements for the eleven months ended November 30, 1997, together with the report of PricewaterhouseCoopers LLP thereon (the "Lyondell Financial Statements") (attached as Exhibit 99.1 hereto).

          2. Millennium Contributed Business Audited Financial Statements for the eleven months ended November 30, 1997, together with the report of PricewaterhouseCoopers LLP thereon (the "Millennium Financial Statements") (attached as Exhibit 99.2 hereto).

          3. Equistar Chemicals, LP Audited Financial Statements for the one month ended December 31, 1997, together with the report of Coopers & Lybrand L.L.P. and Price Waterhouse LLP thereon (the "Equistar Financial Statements") (attached as Exhibit 99.3 hereto).

          4. Equistar Chemicals, LP Unaudited Financial Statements for the three months ended March 31, 1998 (the "Equistar Interim Financial Statements") (attached as Exhibit 99.4 hereto).

     (b) Pro forma financial information.

     Although the principal purpose of this report is to complete Occidental's filing obligations with respect to the acquisition of the Equistar Interest, in connection with the preparation of the pro forma financial statements reflecting such acquisition, Occidental has also provided disclosure of other recent developments which may materially impact Occidental's financial statements. However, Occidental has not reflected in such pro forma financial information those recent transactions that are not expected to have a material impact on Occidental's financial statements. The following unaudited pro forma financial information has been prepared in accordance with the rules and regulations of the Securities and Exchange Commission and gives effect to: (i) the closing of the sale of Occidental's natural gas transmission and marketing business, MidCon, to KN Energy, Inc. in January 1998; (ii) the purchase of the Elk Hills Interest in February 1998; (iii) the contribution of Occidental's Petrochemicals Business and acquisition of the Equistar Interest in May 1998; (iv) the sale of several nonstrategic assets in 1998 for net cash proceeds of approximately $1.061 billion; and (v) the conversion of the Preferred Shares. All of these transactions have been reflected as if they had occurred for financial position purposes on March 31, 1998, except for those transactions described in Item 5 above that had occurred prior to March 31, 1998 which are already reflected in the historical financial position, and for results of operations purposes on January 1, 1997. Occidental's historical and pro forma results of operations include pretax charges for special items of $478 million for the year ended December 31, 1997. Occidental's historical results of operations include pretax benefits for special items of $105 million for the three months ended March 31, 1998. The historical financial information for Occidental has been derived from Occidental's audited financial statements for the year ended December 31, 1997, incorporated by reference in Occidental's Annual Report on Form 10-K for the year ended December 31, 1997 (the "Form 10-K") and Occidental's unaudited condensed financial statements for the three months ended March 31, 1998, incorporated by reference in Occidental's Quarterly Report on Form 10-Q for the period ended March 31, 1998 (the "Form 10-Q"). The historical financial information for Equistar has been derived from the audited Lyondell and Millennium historical financial statements, and the audited and unaudited Equistar historical financial statements included in this filing. The unaudited pro forma financial information should be read in conjunction with Occidental's historical financial statements incorporated by reference in the Form 10-K and Form 10-Q, and the Lyondell, Millennium and Equistar historical financial statements. The pro forma information is not necessarily indicative of the results that would have been obtained had the transactions actually occurred on the dates specified. In addition, such pro forma information does not purport to project Occidental's results of operations or financial position as of any future date or for any future period.

               1. Unaudited Pro Forma Results of Operations of Occidental for the year ended December 31, 1997 and the three months ended March 31, 1998, reflecting the acquisition of the Equistar Interest and certain other recent significant developments described therein.

UNAUDITED PRO FORMA RESULTS OF OPERATIONS*
(IN MILLIONS, EXCEPT PER-SHARE DATA)

                                                       Lyondell    Millennium
                                                    Contributed   Contributed
                                                       Business      Business
                                      Occidental     Historical    Historical       Equistar                      Occidental
                                      Historical        For the       For the     Historical                       Pro Forma
                                         For the         Eleven        Eleven    For the One                         For the
                                      Year Ended   Months Ended  Months Ended    Month Ended      Pro Forma       Year Ended
                                        12/31/97       11/30/97      11/30/97       12/31/97    Adjustments         12/31/97
---------------------------------- -------------  -------------  ------------  -------------   ------------     ------------
Revenues                           $       8,101  $       2,715  $      1,786  $         367   $     (6,244)(1) $      6,725
Costs and other deductions
   Cost of sales                           5,844          2,153         1,341            287         (5,260)(2)        4,365
   Selling, general and
     administrative, environmental
     remediation, exploration
     expense, and other operating
     expenses                              1,295            166           136             63           (398)(3)        1,262
   Interest and debt expense, net            434             50            66             10            (76)(4)          484
                                   -------------  -------------  ------------  -------------   ------------     ------------
                                           7,573          2,369         1,543            360         (5,734)           6,111
                                   -------------  -------------  ------------  -------------   ------------     ------------
Income(loss) from continuing
   operations before taxes                   528(5)         346           243              7           (510)             614(5)
Provision for domestic and
   foreign income and other taxes            311            127            96             --           (195)(6)          339
                                   -------------  -------------  ------------  -------------   ------------     ------------
Income(loss) from continuing
   operations                                217            219           147              7           (315)             275
Preferred dividend requirements               88             --            --             --            (58)(7)           30
                                   -------------  -------------  ------------  -------------   ------------     ------------
Earnings(loss) from continuing
   operations applicable to
   common stock                    $         129  $         219  $        147  $           7   $       (257)    $        245
                                   =============  =============  ============  =============   ============     ============
Basic earnings(loss) per common
   share from continuing
   operations                      $         .39                                                                $        .67
                                   =============                                                                ============
Average shares outstanding (in
   thousands)                            334,341                                                                     367,528(7)
                                   =============                                                                ============
Diluted earnings(loss) per common
   share from continuing
   operations                      $         .39                                                                $        .67
                                   =============                                                                ============
Average shares outstanding (in
   thousands)                            334,916                                                                     368,103(7)
=================================  =============                                                                ============

* Does not include the effect of stock repurchases subsequent to December 31, 1997.

(1) Reflects the inclusion of (a) $75 million of interest income on a $1.4 billion note received from KN Energy, Inc. in connection with the sale of MidCon, (b) $475 million of Elk Hills historical revenues, (c) $222 million of Occidental's equity share of Lyondell's, Millennium's and Equistar's historical income with the inclusion of Occidental's contributed Petrochemicals Business; and eliminates the historical revenues of (d) $4.868 billion from Lyondell, Millennium and Equistar, (e) $1.803 billion from Occidental's Petrochemicals Business, and (f) $345 million from certain nonstrategic asset sales.

(2) Reflects the inclusion of (a) $110 million of Elk Hills historical cost of sales, (b) $69 million of additional depreciation, depletion and amortization expense to be recognized based on a purchase price allocation for the purchase of the Elk Hills Interest and $38 million of property tax expense expected to be incurred on the Elk Hills Interest; and eliminates the historical cost of sales of (c) $3.781 billion from Lyondell, Millennium and Equistar, (d) $1.53 billion from Occidental's Petrochemicals Business, and (e) $166 million from certain nonstrategic asset sales.

(3) Reflects the inclusion of (a) $41 million of Elk Hills historical selling, general and administrative and other operating expenses; and eliminates the historical selling, general and administrative and other operating expenses of (b) $365 million from Lyondell, Millennium and Equistar, (c) $43 million from Occidental's Petrochemicals Business, and (d) $31 million from certain nonstrategic asset sales.

(4) Reflects the inclusion of (a) the additional interest expected to be incurred on long-term debt based on an estimated weighted average interest rate of approximately 7.45 percent on all pro forma indebtedness and (b) the elimination of historical interest of $126 million from Lyondell, Millennium and Equistar.

(5)  Includes pretax charges for special items of $478 million.

(6) Reflects (a) an increase in income tax expense as a result of increased pro forma pretax income in comparison to Occidental's historical pretax income for the year ended December 31, 1997 and (b) the elimination of historical provision for domestic and foreign income and other taxes of $223 million for Lyondell and Millennium.

(7) Reflects the effect of the conversion of 15,106,444 outstanding shares of Occidental's Preferred Shares in March 1998 into approximately 33 million shares of common stock. Annual dividends on the Preferred Shares were approximately $58 million.

UNAUDITED PRO FORMA RESULTS OF OPERATIONS*
(IN MILLIONS, EXCEPT PER-SHARE DATA)


                                                           Occidental          Equistar                          Occidental
                                                           Historical        Historical                           Pro Forma
                                                        For the Three     For the Three                       For the Three
                                                         Months Ended      Months Ended        Pro Forma       Months Ended
                                                              3/31/98           3/31/98      Adjustments            3/31/98
-----------------------------------------------------  --------------   ---------------   --------------     --------------
Revenues                                               $        1,892   $         1,027   $       (1,463)(1) $        1,456
Costs and other deductions
   Cost of sales                                                1,265               798           (1,134)(2)            929
   Selling, general and administrative,
     environmental remediation, exploration
     expense, and other operating expenses                        201                76              (83)(3)            194
   Interest and debt expense, net                                 131                32              (42)(4)            121
                                                       --------------   ---------------   --------------     --------------
                                                                1,597               906           (1,259)             1,244
                                                       --------------   ---------------   --------------     --------------
Income(loss) from continuing operations before taxes              295(5)            121             (204)               212(5)
Provision for domestic and foreign income and
   other taxes                                                    156                --              (44)(6)            112
                                                       --------------   ---------------   --------------     --------------
Income(loss) from continuing operations                           139               121             (160)               100
Preferred dividend requirements                                     4                --               --                  4
                                                       --------------   ---------------   --------------     --------------
Earnings(loss) from continuing operations
   applicable to common stock                          $          135   $           121   $         (160)    $           96
                                                       ==============   ===============   ==============     ==============
Basic earnings(loss) per common share from
   continuing operations                               $          .39                                        $          .28
                                                       ==============                                        ==============
Average shares outstanding (in thousands)                     344,505                                               344,505
                                                       ==============                                        ==============
Diluted earnings(loss) per common share from
   continuing operations                               $          .38                                        $          .28
                                                       ==============                                        ==============
Average shares outstanding (in thousands)                     359,980                                               345,159
=====================================================  ==============                                        ==============

* Does not include the effect of stock repurchases subsequent to March 31, 1998.

(1) Reflects the inclusion of (a) $6 million of interest income, for the period from January 1, 1998 to January 31, 1998 (the date of the sale of MidCon), on a $1.4 billion note received from KN Energy, Inc. in connection with the sale of MidCon, (b) $33 million of Elk Hills historical revenues, for the period from January 1, 1998 to February 5, 1998 (the date of the acquisition of the Elk Hills Interest), (c) $38 million of Occidental's equity share of Equistar's historical income with the inclusion of Occidental's contributed Petrochemicals Business; and eliminates the historical revenues of (d) $1.027 billion from Equistar, (e) $354 million from Occidental's Petrochemicals Business, (f) $64 million from certain nonstrategic asset sales, and (g) eliminates $95 million in pretax gains recognized from the sale of an oil field development in Venezuela and certain Oklahoma oil and gas properties.

(2) Reflects the inclusion of (a) $11 million of Elk Hills historical cost of sales, for the period from January 1, 1998 to February 5, 1998, (b) $6 million of additional depreciation, depletion and amortization expense, for the period from January 1, 1998 to February 5, 1998, to be recognized based on a purchase price allocation for the purchase of the Elk Hills Interest and $3 million of property tax expense, for the period from January 1, 1998 to February 5, 1998, expected to be incurred on the Elk Hills Interest; and eliminates the historical cost of sales of (c) $798 million from Equistar,
     (d) $320 million from Occidental's Petrochemicals Business, and (e) $36 million from certain nonstrategic asset sales.

(3) Eliminates the historical selling, general and administrative and other operating expenses of (a) $76 million from Equistar, (b) $4 million from Occidental's Petrochemicals Business, and (c) $3 million from the sale of certain nonstrategic assets.

(4) Reflects (a) the reduction in interest expected to be incurred on long-term debt based on an estimated weighted average interest rate of approximately
     7.45 percent on all pro forma indebtedness and (b) the elimination of historical interest of $32 million from Equistar.

(5) Includes pretax benefits for special items of $105 million in Occidental's historical three months ended. Occidental's pro forma three months ended, however, excludes $95 million of these benefits as a result of the elimination of pretax gains recognized from the sale of an oil field development in Venezuela and certain Oklahoma oil and gas properties.

(6) Reflects a reduction in income tax expense as a result of decreased pro forma pretax income in comparison to Occidental's historical pretax income for the three months ended March 31, 1998.

          2. Unaudited Pro Forma Statement of Financial Position of Occidental as at March 31, 1998, reflecting the acquisition of the Equistar Interest and certain other recent significant developments.

UNAUDITED PRO FORMA STATEMENT OF FINANCIAL POSITION*
(IN MILLIONS)


                                                           Occidental          Equistar
                                                           Historical        Historical        Pro Forma          Occidental
                                                              3/31/98           3/31/98      Adjustments           Pro Forma
-----------------------------------------------------  --------------   ---------------   --------------      --------------
Assets
   Current assets                                      $        3,230   $         1,158   $       (1,486)(1)  $        2,902
   Long-term receivables, net                                     135                --               --                 135
   Equity investments                                             916                --            1,125 (2)           2,041
   Property, plant and equipment, net                          11,854             2,105           (4,260)(3)           9,699
   Other assets                                                   493             1,289           (1,319)(4)             463
                                                       --------------   ---------------   --------------      --------------
                                                       $       16,628   $         4,552   $       (5,940)     $       15,240
                                                       ==============   ===============   ==============      ==============

Liabilities and Equity
   Current liabilities                                 $        3,161   $           369   $         (276)(5)  $        3,254
   Long-term debt, net                                          5,931             1,713           (3,054)(6)           4,590
   Deferred and other domestic and foreign
     income taxes                                                 871                --             (113)(7)             758
   Other deferred credits and other liabilities                 2,614                42             (333)(8)           2,323
   Stockholders' equity                                         4,051             2,428           (2,164)(9)           4,315
                                                       --------------   ---------------   --------------      --------------
                                                       $       16,628   $         4,552   $       (5,940)     $       15,240
=====================================================  ==============   ===============   ==============      ==============

* Does not include the effect of stock repurchases subsequent to March 31, 1998.

(1) Eliminates historical current assets of (a) $1.158 billion of Equistar, (b) $191 million of Occidental's Petrochemicals Business, (c) $52 million of certain nonstrategic asset sales, and (d) also includes other related reclassifications.

(2) Reflects the inclusion of (a) $1.307 billion of Occidental's equity interest in Equistar; and eliminates the historical equity investments of
     (b) $86 million of Occidental's Petrochemicals Business, and (c) $96 million of certain nonstrategic asset sales.

(3) Eliminates historical net property, plant and equipment of (a) $2.105 billion of Equistar, (b) $1.807 billion of Occidental's Petrochemicals Business, and (c) $348 million of certain nonstrategic asset sales.

(4) Eliminates historical other assets of (a) $1.289 billion of Equistar, (b) $29 million of Occidental's Petrochemicals Business, and (c) $1 million of certain nonstrategic asset sales.

(5) Reflects the inclusion of (a) $252 million for taxes on gains on the sales of certain nonstrategic assets; and eliminates the historical current liabilities of (b) $369 million of Equistar, (c) $131 million of Occidental's Petrochemicals Business, and (d) $28 million of certain nonstrategic asset sales.

(6) Reflects the inclusion of the net effect of (a) net cash proceeds of $736 million from the sale of certain nonstrategic assets, (b) net cash proceeds of $420 million from the contribution of Occidental's Petrochemicals Business; and eliminates the historical long-term debt of (c) $100 million of certain nonstrategic asset sales, (d) $1.713 billion of Equistar, and
     (e) also includes other related reclassifications.

(7) Reflects (a) the inclusion of $74 million of deferred tax benefits on gains on the sales of certain nonstrategic assets and (b) the elimination of historical deferred and other domestic and foreign income taxes of $39 million on sales of certain nonstrategic assets.

(8) Eliminates historical other deferred credits and other liabilities of (a) $42 million of Equistar, (b) $255 million of Occidental's Petrochemicals Business, and (c) $36 million of certain nonstrategic asset sales.

(9) Reflects (a) the inclusion of a net after-tax gain of $264 million on the sale of certain nonstrategic assets and (b) the elimination of historical equity of $2.428 billion of Equistar.

          3. Certain pro forma information with respect to the contribution of Occidental's Petrochemicals Business is also incorporated by reference from the pro forma information included in Occidental's Current Report on Form 8-K, dated February 10, 1998, which was filed with the SEC on April 21, 1998. Although the principal purpose of such report was to complete Occidental's filing obligations with respect to the acquisition of the Elk Hills Interest, in connection with the preparation of the pro forma financial statements reflecting such acquisition, Occidental has also provided disclosure therein of other recent developments which may materially impact Occidental's financial statements.

     (c) Exhibits.

          10.1 Master Transaction Agreement, dated May 15, 1998 (the "Closing Date"), by and among Equistar Chemicals, LP ("Equistar"), Occidental Petroleum Corporation ("OPC"), Lyondell Petrochemical Company ("Lyondell") and Millennium Chemicals Inc. ("Millennium") (filed as Exhibit 10.1 of the Current Report on Form 8-K of Occidental previously filed and also dated May 15, 1998 (Date of earliest event reported), File No. 1-9210, and incorporated herein by this reference).

          10.2 Amended and Restated Limited Partnership Agreement of Equistar, dated the Closing Date, by and among the partners named therein (filed as Exhibit 10.2 of the Current Report on Form 8-K of Occidental previously filed and also dated May 15, 1998 (Date of earliest event reported), File No. 1-9210, and incorporated herein by this reference).

          10.3 Agreement and Plan of Merger and Asset Contribution, dated as of the Closing Date, by and among Equistar, Occidental Petrochem Partner 1, Inc., Occidental Petrochem Partner 2, Inc., Oxy Petrochemicals Inc. and PDG Chemical Inc. (filed as Exhibit 10.3 of the Current Report on Form 8-K of Occidental previously filed and also dated May 15, 1998 (Date of earliest event reported), File No. 1-9210, and incorporated herein by this reference).

          10.4 Amended and Restated Parent Agreement, dated as of the Closing Date, among Occidental Chemical Corporation, Oxy CH Corporation, OPC, Lyondell, Millennium and Equistar (filed as Exhibit 10.4 of the Current Report on Form 8-K of Occidental previously filed and also dated May 15, 1998 (Date of earliest event reported), File No. 1-9210, and incorporated herein by this reference).


          23.1   Consent of PricewaterhouseCoopers LLP, Houston, Texas.

          23.2   Consent of PricewaterhouseCoopers LLP, Cincinnati, Ohio.

          99.1   Lyondell Financial Statements.

          99.2   Millennium Financial Statements.

          99.3   Equistar Financial Statements.

          99.4   Equistar Interim Financial Statements.

                                    SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            OCCIDENTAL PETROLEUM CORPORATION
                                            (Registrant)


DATE:  July 17, 1998                        S.P. Dominick, Jr.
                                            --------------------------------
                                            S. P. Dominick, Jr.,
                                            Vice President and Controller
                                            (Chief Accounting and Duly
                                            Authorized Officer)

                                INDEX TO EXHIBITS



EXHIBIT NUMBER       DESCRIPTION
--------------       -----------

    23.1             Consent of PricewaterhouseCoopers LLP, Houston, Texas.
    23.2             Consent of PricewaterhouseCoopers LLP, Cincinnati, Ohio.
    99.1             Lyondell Financial Statements.
    99.2             Millennium Financial Statements.
    99.3             Equistar Financial Statements.
    99.4             Equistar Interim Financial Statements.